Exhibit 99.2

Exhibit 99.2 - Explanation of Non-GAAP and Other Financial Measures

This Exhibit 99.2 to the accompanying Current Report on Form 8-K for Comcast Corporation (“we”, “us” or “our”) sets forth the reasons we believe that presentation of financial measures not in accordance with generally accepted accounting principles in the United States (GAAP) contained in the earnings press release filed as Exhibit 99.1 to the Current Report on Form 8-K provides useful information to investors regarding our results of operations and financial condition. To the extent material, this Exhibit also discloses the additional purposes, if any, for which our management uses these non-GAAP financial measures. Reconciliations between these non-GAAP financial measures and their most directly comparable GAAP financial measures are included in the earnings press release itself. Non-GAAP financial information should be considered in addition to, but not as a substitute for, operating income, net income, net income attributable to Comcast Corporation, earnings per common share attributable to Comcast Corporation shareholders, net cash provided by operating activities or other measures of performance or liquidity reported in accordance with GAAP.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of certain of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, and by our investment activities, including the results of entities that we do not consolidate, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. It is also a significant performance measure in our annual incentive compensation programs. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

We define Adjusted EBITDA as net income attributable to Comcast Corporation before net income (loss) attributable to noncontrolling interests, income tax expense, investment and other income (loss), net, interest expense, depreciation and amortization expense, and other operating gains and losses (such as impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets), if any. From time to time, we may exclude from Adjusted EBITDA the impact of certain events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance.

We also use Adjusted EBITDA as the measure of profit or loss for our segments. Our measure of Adjusted EBITDA for our segments is not a non-GAAP financial measure under rules promulgated by the Securities and Exchange Commission.

Adjusted Net Income and Adjusted EPS

Adjusted Net Income and Adjusted EPS are non-GAAP financial measures presenting the earnings generated by our ongoing operations that we believe is useful to investors in making meaningful comparisons to other companies, although these measures may not be directly comparable to similar measures used by other companies, and period-over-period comparisons. Adjusted Net Income and Adjusted EPS are defined as net income attributable to Comcast Corporation and diluted earnings per common share attributable to Comcast Corporation shareholders, respectively, adjusted to exclude the effects of the amortization of acquisition-related intangible assets, investments that investors may want to evaluate separately (such as based on fair value) and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic (“ASC”) 805, Business Combinations (such as customer relationships), and their amortization is significantly affected by the size and timing of our acquisitions. Amortization of intangible assets not resulting from business combinations (such as software and acquired intellectual property rights used in our theme parks) is included in Adjusted Net Income and Adjusted EPS. Investments that investors may want to evaluate separately include all equity securities accounted for under ASC Topic 321, Investments-Equity Securities, as well as certain investments accounted for under ASC 323, Investments-Equity Method and Joint Ventures.

Exhibit 99.2 - Explanation of Non-GAAP and Other Financial Measures, cont’d

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we believe provides a meaningful measure of liquidity and a useful basis for assessing our ability to repay debt, make strategic acquisitions and investments, and return capital to investors through stock repurchases and dividends. It is also a significant performance measure in our annual incentive compensation programs. Additionally, we believe Free Cash Flow is useful to investors as a basis for comparing our performance and coverage ratios with other companies in our industries, although our measure of Free Cash Flow may not be directly comparable to similar measures used by other companies. Free Cash Flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other non-discretionary payments, such as mandatory debt repayments, are not deducted from the measure.

Free Cash Flow is defined as net cash provided by operating activities (as stated in our Consolidated Statement of Cash Flows) reduced by capital expenditures and cash paid for intangible assets. From time to time, we may exclude from Free Cash Flow the impact of certain cash receipts or payments (such as significant legal settlements) that affect period-to-period comparability. Cash payments related to certain capital or intangible assets, such as the construction of Universal Beijing Resort, are presented separately in our Statement of Cash Flows and are therefore excluded from capital expenditures and cash paid for intangible assets for Free Cash Flow.

Constant Currency

Constant currency and constant currency growth rates are non-GAAP financial measures that present our results of operations excluding the estimated effects of foreign currency exchange rate fluctuations. Certain of our businesses, including Sky, have operations outside the United States that are conducted in local currencies. As a result, the comparability of the financial results reported in U.S. dollars is affected by changes in foreign currency exchange rates. In our Sky segment, we use constant currency and constant currency growth rates to evaluate the underlying performance of the business, and we believe it is helpful for investors to present operating results on a comparable basis period over period to evaluate its underlying performance.

Constant currency and constant currency growth rates are calculated by comparing the comparative period results in the prior year adjusted to reflect the average exchange rates from the current year period rather than the actual exchange rates in effect during the respective prior year periods.

Other Adjustments

We also present adjusted information (e.g., Adjusted Revenues), to exclude the impact of certain events, gains, losses or other charges. This adjusted information is a non-GAAP financial measure. We believe, among other things, that the adjusted information may help investors evaluate our ongoing operations and can assist in making meaningful period-over-period comparisons.

Pro Forma Information

Pro forma information is used by management to evaluate performance when certain acquisitions or dispositions occur. Historical information reflects results of acquired businesses only after the acquisition dates while pro forma information enhances comparability of financial information between periods by adjusting the information as if the acquisitions or dispositions occurred at the beginning of a preceding year. Our pro forma information is adjusted for the timing of acquisitions or dispositions, the effects of acquisition accounting and the elimination of costs and expenses directly related to the transaction, but does not include adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined businesses. Pro forma information is not a non-GAAP financial measure under Securities and Exchange Commission rules. Our pro forma information is not necessarily indicative of future results or what our results would have been had the acquired businesses been operated by us during the pro forma period.